Exhibit 21



                              List of Subsidiaries
                                      of
                    Furniture Brands International, Inc.


                                                       Jurisdiction of
          Name of Subsidiary                            Incorporation
          ------------------                           ---------------

     Action Transport, Inc.                            Delaware

     Action Industries, Inc.                           Mississippi

     Broyhill Furniture Industries, Inc.               North Carolina

     Broyhill Transport, Inc.                          North Carolina

     Fayette Enterprises, Inc.                         Mississippi

     Interco Receivables Corp.                         Delaware

     Lane Advertising, Inc.                            Virginia

     Lane Furniture Industries, Inc.                   Delaware

     The Lane Company, Incorporated                    Virginia

     Thomasville Furniture Industries, Inc.            Delaware

     Thomasville Furniture Latin America, S.A.         Panama
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